Exhibit 10.3 (b)

THE FIRST NATIONAL BANK OF BAR HARBOR
SPLIT DOLLAR AGREEMENT

AMENDMENT NO. 1

WHEREAS, THE FIRST NATIONAL BANK OF BAR HARBOR, a nationally-chartered savings bank located in Bar Harbor, Maine (the "Company") and _____________________ (the "Executive") entered into an agreement, known as the "The First National Bank Of Bar Harbor Split Dollar
Agreement", (the "Agreement") on March 4, 2004; and

WHEREAS, the Company and the Executive reserved the right to amend the Agreement under Article 7 of the Agreement;

NOW, THEREFORE, the Company and the Executive hereby amend the Agreement effective immediately as follows:

1. Section 1.7 of the Agreement is deleted in its entirety and the following new Section 1.7 is inserted in lieu thereof:

1.7 "Policy" or "Policies" means the specific life insurance policy or policies issued by the Insurer or Insurers that are listed on Appendix A of this Agreement. All life insurance policies that are subject to this Agreement shall be listed on Appendix A.

2. The following new section, section 1.9, is added to Article 1 of the Agreement:

     1.9 "Appendix A" means the appendix attached to this Agreement provided that Appendix A may be amended from time to time subject to Article 7 hereof.

3. The first sentence of Section 2.1 of the Agreement is deleted in its entirety and the following new sentence is inserted in lieu thereof:

The Company shall be the sole owner of the Policy and shall have the right to exercise all incidents of ownership subject to the specific provisions of the split dollar policy endorsement.

4. The first two sentences of Section 2.2 of the Agreement are deleted in their entirety and the following new sentences are inserted in lieu thereof:

Subject to the provisions of Appendix A of this Agreement, the Executive shall have the right to designate the beneficiary of _______________________________________ not to exceed the aggregate Net
Death Proceeds. Subject to the provisions of Appendix A of this Agreement, the Executive shall also have the right to elect and change settlement options that may be permitted.

5. The first two sentences of Article 5 of the Agreement are deleted in their entirety and the following new sentences are inserted in lieu thereof:

The Insurer shall be bound by the terms of the Policy and the split dollar policy endorsement related thereto. Any payments the Insurer makes or actions it takes in accordance with the Policy and the split dollar policy endorsement related thereto shall discharge it from all claims, suits and demands of all entities or persons.

6. Appendix A of the Agreement is adopted as part of the Agreement in the form attached hereto, provided that Appendix A may be amended from time to time subject to Article 7 hereof.


     IN WITNESS WHEREOF, THE FIRST NATIONAL BANK OF BAR HARBOR by its duly authorized representative and ______________________ have executed this amendment to the Agreement this _____ day of September 2004.


THE FIRST NATIONAL BANK OF BAR HARBOR

By:

________________________________

By:

APPENDIX A

THE FIRST NATIONAL BANK OF BAR HARBOR
SPLIT DOLLAR AGREEMENT BETWEEN
THE FIRST NATIONAL BANK OF BAR HARBOR AND __________________________


Policies:

1.     _____________________________________________________________

2.     _____________________________________________________________

3.     _____________________________________________________________

Pursuant to Section 2.2 of the Agreement, the Executive shall have a right to designate the beneficiary of ______________________________ from the aggregate Net Death Proceeds of the above listed Policies; provided that with respect to ____________________________________ of such ______________________________ amount, the Executive shall have a right to designate a beneficiary of __________________________________
in accordance with the Split Dollar Policy Endorsement related to that policy.




Dated:  September __, 2004